Exhibit 99.2

PACIFIC MERCANTILE BANCORP

Quarterly Report on Form 10Q
for the Quarter ended March 31, 2003

CERTIFICATION

Pursuant to Section 906 of the Sarbanes–Oxley Act of 2002

            The undersigned, who is the Chief Financial Officer of Pacific Mercantile Bancorp (the “Company”), hereby certifies that (i) the Quarterly Report on Form 10Q for the quarter ended March 31, 2003, as filed by the Company with the Securities and Exchange Commission (the “Quarterly Report”), to which this Certification is an Exhibit, fully complies with the applicable requirements of Section 13(a) and 15(d) of the Exchange Act; and (ii) the information contained in this Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	May 13, 2003	/s/ NANCY A. GRAY

Nancy A. Gray, Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Pacific Mercantile Bancorp and will be retained by Pacific Mercantile Bancorp and furnished to the Securities and Exchange Commission or its staff upon request.